Exhibit 4.2

TOTALENERGIES CAPITAL INTERNATIONAL

TOTALENERGIES SE

Officer’s Certificate

Pursuant to Section 102 of the Indenture

Antoine Larenaudie, duly appointed Director (Administrateur) of TotalEnergies Capital International, a société anonyme duly organized and existing under the laws of the Republic of France, registered with the Registre du Commerce et des Sociétés of Nanterre under number 479 858 854 (the “Company”), and duly appointed Group Treasurer of TotalEnergies SE, a European company (Societas Europaea or SE) duly organized and existing under the laws of the Republic of France, registered with the Registre du Commerce et des Sociétés of Nanterre under number 542 051 180 (the “Guarantor”), hereby makes the following statements pursuant to Section 102 of the indenture dated February 17, 2012, as amended by the first supplemental indenture dated February 19, 2019, by the fifth supplemental indenture dated July 22, 2020, and as further amended by the sixth supplemental indenture dated June 17, 2021, among the Company, the Guarantor and The Bank of New York Mellon, acting through its London Branch, as trustee (the “Indenture”):

(a)            the undersigned has read the provisions of the Indenture, including without limitation, Section 901(1) setting forth the conditions relating to the succession of another corporation, including as substitute obligor, to the Company or the Guarantor and the assumption by such successor of the covenants of the Company or Guarantor in the Indenture and in the Guarantees and in respect of compliance with which this certificate is being delivered, and the definitions in the Indenture relating thereto;

(b)            the undersigned has examined the resolutions of the Board of Directors of the Company, such other corporate records of the Company and the Guarantor, and such other documents deemed necessary as a basis for the opinion hereinafter expressed;

(c)            in the opinion of the undersigned, such examination is sufficient to enable it to express an informed opinion as to whether or not the conditions referred to above have been complied with; and

(d)            the undersigned is of the opinion that such conditions have been complied with.

Capitalized terms used herein and not otherwise defined herein shall have the meanings given to them in the Indenture.

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this certificate as of the date set forth below.

Dated: June 17, 2021	TOTALENERGIES CAPITAL INTERNATIONAL

	By:	/s/ ANTOINE LARENAUDIE
		Name:	Antoine Larenaudie
		Title:	Director

TOTALENERGIES SE

	By:	/s/ ANTOINE LARENAUDIE
		Name:	Antoine Larenaudie
		Title:	Group Treasurer

[Signature Page to Officer’s Certificate under the Indenture]